Exhibit 4.5

SUBSCRIPTION AGREEMENT

This Subscription Agreement pertains to the offering by BEQUEST BONDS I, Inc., a Delaware corporation (the “Company”), of Series A Bonds (the “Bonds”) for an aggregate offering of up to a Seventy-Five Million Dollars ($75,000,000) (the “Offering”). The minimum subscription that the Company will accept from any investor is One Thousand Dollars ($1,000) for Bonds. This Offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, (the “Securities Act”), for Tier 2 offerings.

The undersigned, intending to be legally bound, hereby offers to purchase the following Bonds:

Class A (5% interest; immediately redeemable): ______ Bonds ($1,000 min)

Class B (6% interest; six-month maturity): ______ Bonds ($1,000 min)

Class C (7% interest; one-year maturity): ______ Bonds ($1,000 min)

Class D (7.5% interest; five-year maturity): ______ Bonds ($20,000 min)

Class E (7% interests; five-year maturity): ______ Bonds ($5,000 min)

Class F (8% interest; five-year maturity): ______ Bonds ($50,000 min)

Total Purchase Amount: ______________________________.

Name of Purchaser: __________________________________.

The Company will be deemed to have accepted this offer upon execution by it of the Receipt and Acceptance attached to this Subscription Agreement. This subscription is submitted to the Company subject to its acceptance and in accordance with, and subject to the terms and conditions described in, this Subscription Agreement, as well as the Offering Circular, and the Bond Agreement.

1. Investor Suitability. The Bonds may not be a suitable investment for you, and we advise you to consult your investment, tax and other professional financial advisors prior to purchasing the Bonds. The characteristics of the notes, including no maturity date, repayable at your demand, redeemable by us, interest rate, lack of collateral security or guarantee, and lack of liquidity, may not satisfy your investment objectives. The Bonds may not be a suitable investment for you based on your ability to withstand a loss of interest or principal or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience and other factors. Prior to purchasing any Bonds, you should consider your investment allocation with respect to the amount of your contemplated investment in the Bonds in relation to your other investment holdings and the diversity of those holdings.

2. Amount and Method of Payment. The purchase price for the Bonds shall be paid by wire transfer or tender of a certified check made payable to “BEQUEST BONDS I, INC.”

3. Acceptance of Subscription.

(a) The undersigned understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Bonds in whole or in part at any time prior to the Closing (as defined below) and that no subscriptions will be binding unless and until accepted by the Company.

(b) In the event that this subscription is rejected in whole or in part, the Company shall promptly return all or the applicable portion of the Purchase Price to the undersigned, as the case may be, and this Subscription Agreement shall thereafter have no force or effect except with respect to the portion, if any, of this subscription that is accepted by the Company.

4. Restrictions on Resale or Transfer. The Bonds have not been registered under the Securities Act or any state securities laws, and may not be sold, pledged, assigned or transferred unless, in addition to the transfer restrictions set forth above, (i) such sale or transfer is subsequently registered thereunder; (ii) the undersigned shall have delivered to the Company an opinion of counsel (which opinion and counsel shall be reasonably acceptable to the Company) to the effect that the Bonds to be sold or transferred may be sold or transferred without violating the registration provisions of the Securities Act and any applicable state statutes; (iii) such sale or transfer will not result in the loss of any license or regulatory approval or exemption that has been obtained by the Company, or result in a default under or breach or termination of any contract to which the Company is a party; and (iv) the Company is reimbursed upon request for its reasonable expenses in connection with the transfer.

5. Representations and Warranties. The undersigned hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

(a) The undersigned has carefully reviewed this Subscription Agreement, the Private Placement Memorandum to which this Subscription Agreement is attached (the “Offering Memorandum”), the Bond Agreement, and the Limited Liability Company Operating Agreement;

(b) All documents, records and books pertaining to the Company and/or this investment that the undersigned or his/her/its purchaser representative has requested have been made available for inspection by the undersigned and/or his/her/its purchaser representative, attorney, accountant and other advisor(s);

(c) The undersigned and/or his/her/its purchaser representative and advisor(s) have had a reasonable opportunity to ask questions of and receive information and answers from representatives of the Company concerning the Offering of the Bonds and all such questions have been answered and all such information has been provided to the full satisfaction of the undersigned;

(d) Other than the Offering Memorandum and the Exhibits thereto, neither the undersigned nor his/her/its purchaser representative or investment advisors, if any, have been furnished any offering literature and the undersigned and his/her/its purchaser representative and advisor(s), have not relied on any such additional information in acquiring the Bonds;

(e) No oral or written representations have been made and no oral or written information has been furnished to the undersigned or his/her/its purchaser representative or advisor(s) in connection herewith that were in any way inconsistent with the information set forth in this Subscription Agreement, the Offering Memorandum and the Exhibits thereto;

(f) The undersigned’s overall commitment to investments that are not readily marketable is not disproportionate to the undersigned’s net worth and the undersigned’s investment in the Company will not cause such overall commitment to become disproportionate to the undersigned’s net worth;

(g) If the undersigned is a natural person, the undersigned has reached the age of majority in the jurisdiction in which the undersigned resides and has the full right, power and authority to enter into this Subscription Agreement, has adequate net worth and means of providing for the undersigned’s current financial needs and personal contingencies, is able to bear the substantial economic risks of an investment in the Bonds for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment;

(h) The address set forth below is the undersigned’s true and correct residence (or, if not an individual, domiciliary) address;

(i) The undersigned (A) has such knowledge of, and experience in, business and financial matters so as to enable him/her/it to utilize the information made available to the undersigned in connection with the Offering of the Bonds in order to evaluate the merits and risks of an investment in the Bonds and to make an informed investment decision with respect thereto, (B) the undersigned has carefully evaluated the risks of investing and (C) has the capacity, either alone, or with a professional advisor, to protect his/her/its own interests in connection with a purchase of the Bonds;

(j) The undersigned is not relying on the Company with respect to the economic considerations of the undersigned relating to this investment. Regarding such considerations, the investor has relied on the advice of, or has consulted with, only his/her/its own advisor(s). The undersigned recognizes that this Subscription Agreement, the Offering Memorandum, the Bond Agreement and the Exhibits thereto and any other information furnished by the Company does not constitute investment, accounting, legal or tax advice. The undersigned is relying on professional advisors for such advice;

(k) The undersigned is acquiring the Bonds solely for his/her/its own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Bonds;

(l) The undersigned recognizes that an investment in the Bonds involves a number of significant risks including, but not limited to, those risks explained to him/her/it by his/her/its purchaser representative and the risk factors set forth in the Offering Memorandum.

(m) The undersigned understands that no federal or state agency has passed upon the Bonds or made any finding or determination as to the fairness of this investment in the Bonds.

(n) All information that the undersigned has heretofore furnished and furnishes herewith to the Company is true, correct and complete as of the date of execution of this Subscription Agreement.

(o) The undersigned acknowledges and agrees that the Company is under no obligation and has no intention to apply for registration of the Bonds or comply with any exemption from registration to permit any resale and has not represented that an attempt will be made to register the Bonds or comply with an exemption from registration so as to permit any resale at some future date.

(p) The foregoing representations, warranties, and agreements, together with all other representations and warranties made or given by the undersigned to the Company in any other written statement or document delivered in connection with the transactions contemplated hereby, shall be true and correct in all respects on and as of the date of the Closing as if made on and as of such date and shall survive such date. If more than one person is signing this Subscription Agreement, each representation, warranty and undertaking herein shall be the joint and several representations, warranty and undertaking of each such person.

6. Indemnification. The undersigned agrees to indemnify and hold harmless the Company and the officers and directors thereof and each other person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representations or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to the Company in connection with this transaction.

7. Additional Information. The undersigned hereby acknowledges and agrees that the Company may make or cause to be made such further inquiry and obtain such additional information as it may deem appropriate regarding the suitability of the undersigned as an investor in the Bonds.

8. Binding Effect. The undersigned hereby acknowledges and agrees that, except as provided under applicable state securities laws, the subscription hereunder is irrevocable, that the undersigned is not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the undersigned hereunder and that this Subscription Agreement and such other agreements shall survive the death or disability of the undersigned and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligations of the undersigned hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her/its heirs, executors, administrators, successors, legal representatives and assigns.

9. Modification. Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

10. Notices. Any notice, demand or other communication that any party hereto may be required, or may elect, to give to any other party hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mailbox, stamped, registered or certified mail, return receipt requested, addressed to such address as is set forth on the signature page hereof or listed on the books of the Company, or (b) delivered personally at such address.

11. Counterparts. This Subscription Agreement may be executed using separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. This Subscription Agreement may be executed and delivered via electronic facsimile transmission with the same force and effect as if it were executed and delivered by the parties simultaneously in the presence of one another.

12. Entire Agreement. This Subscription Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants, or other agreements except as stated or referred to herein.

13. Severability. Each provision of this Subscription Agreement is intended to be severable from every other provision, and the invalidity or illegality of any provision shall not affect the validity or legality of the remaining provisions.

14. Assignability. This Subscription Agreement is not transferable or assignable by the undersigned.

15. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Florida as applied to residents of that jurisdiction executing contracts wholly to be performed therein.

16. Choice of Jurisdiction. The undersigned agrees that any action or proceeding directly or indirectly relating to or arising out of this Subscription Agreement, any breach hereof, or any transaction covered hereby shall be resolved, whether by arbitration or otherwise, within the State of Florida. Accordingly, the parties consent and submit to the jurisdiction of the state courts or the United States federal courts located in the District of Florida. The parties further agree that any such relief whatsoever in connection with this Subscription Agreement shall be commenced by such party exclusively in the state courts or the United States federal courts located in the District of Florida.

17. Reimbursement. If any action or other proceeding is brought for the enforcement of this Subscription Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Subscription Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney’s fees and other costs incurred in such action or proceeding in addition to any other relief to which they may be entitled.

18. Further Assurances. Each of the parties shall execute said documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

19. State Securities Laws. Subscribers should also be aware of the following additional considerations:

FOR RESIDENTS OF ALL STATES:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATES AND THE SECURITIES ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT ACCORDING TO SUCH RESTRICTIONS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE DISCLOSURE MATERIALS PRODUCED TO THE SUBSCRIBERS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Subscription Information (to be completed by individual subscriber):

Total Subscription Amount: $_______________________

Numbers of Bonds Purchased:                           ______ Class A

______ Class B

______ Class C

______ Class D

______ Class E

______ Class F

Name(s) in which the Bonds are to be registered:

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

Home Address____________________________________________________________________________________

Mailing Address __________________________________________________________________________________

E-Mail Address ___________________________________________________________________________________

Phone _____________________________________________________________________________________

Form of joint ownership (if applicable). (If one of these items is checked, subscriber and co-subscriber must both sign all documents.):

Tenants-in-Common ______________________________	Joint Tenants_____________________________

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed on the ____ day of _________________, 2025.

Please Print Name of Subscriber	Signature of Subscriber	Social Security Number

Please Print Name of Co-Subscriber	Signature of Co-Subscriber	Social Security Number

THIS PORTION NOT TO BE COMPLETED BY SUBSCRIBER

RECEIPT AND ACCEPTANCE

WIRE TRANSFER OR CHECK AND SUBSCRIPTION AGREEMENT RECEIVED ON ______________, 2025.

By: _________________________

SUBSCRIPTION ACCEPTED ON :_________________________, 2025.

BEQUEST BONDS I, INC.,

By:
Name:
Title: